                                                                    Exhibit 99.1



[QLT LOGO]     QLT Inc.     887 Great Northern Way             t 604.707.7000
                            Vancouver, BC Canada V5T 4T5       f 604.707.7001
                                                               www.gltinc.com
news release

             QLT ANNOUNCES Q1 RESULTS FOR 2004 AND UPDATES GUIDANCE

FOR IMMEDIATE RELEASE                                             APRIL 27, 2004

Vancouver, Canada--QLT Inc. (NASDAQ: QLTI; TSX: QLT) today reported financial results for the first quarter ended March 31, 2004, and updated guidance for 2004. Unless specified otherwise, all amounts are in U.S. DOLLARS and reported under U.S. GAAP.

Q1 2004 SALES

As previously announced, Visudyne(R) sales were $101.1 million for the quarter ended March 31, 2004. Visudyne sales for the first quarter increased 23.2% over sales in the first quarter of 2003. Sales in the United States accounted for approximately $45.5 million, representing 45% of total Visudyne sales for the first quarter. The remaining $55.6 million relates to sales in the rest of the world, primarily Europe.

Q1 2004 EARNINGS PER SHARE (EPS)

GAAP EPS in the first quarter of 2004 was $0.34, up $0.17 from the prior year's first quarter. The increase was mainly due to the Kinetek acquisition and continued growth in Visudyne sales and profitability.

2004 ANNUAL GUIDANCE

Based on recent events and current trends in Visudyne sales, QLT is narrowing its Visudyne sales range from $420-$455 million to a new range of $430-$455 million, which represents top-line growth of 20% to 27% over 2003. The Company has also updated EPS guidance for 2004 to $0.81 - $0.91 treating the convertible notes on an "as converted" basis or to $0.86 - $0.96 on a "not converted" basis.

"We are pleased to record our first $100M plus quarter," said Paul Hastings, President and Chief Executive Officer. "Based on the current trend and the April implementation date of reimbursement for occult and minimally classic in the U.S., we have narrowed our Visudyne sales and EPS range. Our focus continues to be to set realistic expectations for the business and meet them while maximizing growth on both the top and bottom line."

Q1 RESULTS

REVENUES

The company's revenues reached $41.3 million in the first quarter, growing by 25.3% from the prior year. Revenues from Visudyne comprised $40.5 million of this total, up 28.9% from the same period in 2003. QLT's share of Visudyne net profit (excluding the recovery of manufacturing and other costs) for the first quarter was 31.8% of Visudyne sales. The alliance profit share rate in Q1 was slightly above our guidance of 30% to 31.5% for the full year due to lower spending.

RESEARCH AND DEVELOPMENT

Expenditures for Research and Development (R&D) of $9.4 million were 13% lower for the three months ended March 31, 2004 than for the same period in 2003. The decrease in spending for the first quarter of 2004 is attributable to the timing of clinical developments.

SELLING, GENERAL & ADMINISTRATIVE

For the first quarter of 2003, selling, general and administrative (SG&A) expenditures were $4.8 million representing an increase of $1.7 million from the first quarter of 2003. The increase is primarily to the strengthening of the Canadian dollar, severance expenses and salaries & benefits.

CASH AND SHORT-TERM INVESTMENTS

The company's cash and short-term investments rose from $495.4 million at December 31, 2003 to $509.2 million at March 31, 2004. Cash and short-term investments are expected to be between $560 - $580 million by the end of the year.

ABOUT VISUDYNE

Visudyne is the only drug approved for the treatment of some forms of wet AMD, the leading cause of blindness in people over the age of 50, and has been used in more than 250,000 patients worldwide. Visudyne is commercially available in more than 70 countries mainly for the treatment of predominantly classic subfoveal CNV and in over 40 countries for occult subfoveal CNV caused by AMD. It is also approved in more than 55 countries, including the EU, U.S. and Canada, for the treatment of subfoveal CNV due to pathologic myopia (severe near-sightedness). In some countries Visudyne is also approved for presumed ocular histoplasmosis or other macular diseases.

QLT INC.--FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In accordance with United States generally accepted accounting principles)

                                                                    THREE MONTHS ENDED
                                                                          MARCH 31,
(In thousands of United States dollars,                         -------------------------
except per share information)                                      2004             2003
                                                                --------         --------
(Unaudited)

REVENUES
  Revenue from Visudyne(R)                                      $ 40,519         $ 31,445
  Contract research and development                                  792            1,526
                                                                --------         --------
                                                                  41,311           32,971
                                                                --------         --------
COSTS AND EXPENSES
  Cost of sales                                                    6,922            5,412
  Research and development                                         9,410           10,875
  Selling, general and administrative                              4,781            3,033
  Depreciation                                                       809              726
                                                                --------         --------
                                                                  21,922           20,046
                                                                --------         --------

OPERATING INCOME                                                  19,389           12,925

INVESTMENT AND OTHER INCOME
  Net foreign exchange gains                                         276            2,533
  Interest income                                                  2,482            1,599
  Interest expense                                               (1,528)               --
                                                                --------         --------
                                                                   1,230            4,132
                                                                --------         --------

INCOME BEFORE INCOME TAXES                                        20,619           17,057

PROVISION FOR INCOME TAXES                                       (6,990)          (5,518)

                                                                --------         --------
INCOME BEFORE EXTRAORDINARY GAIN                                  13,629           11,539
                                                                --------         --------

EXTRAORDINARY GAIN                                                10,393               --

                                                                ========         ========
NET INCOME                                                      $ 24,022         $ 11,539
                                                                ========         ========

BASIC NET INCOME PER COMMON SHARE
  Income before extraordinary gain                               $  0.20         $   0.17
  Extraordinary gain                                                0.15               --
                                                                --------         --------
  Net income                                                     $  0.35         $   0.17
                                                                --------         --------

DILUTED NET INCOME PER COMMON SHARE
  Income before extraordinary gain                               $  0.19         $   0.17
  Extraordinary gain                                                0.15               --
                                                                --------         --------
  Net income                                                     $  0.34         $   0.17
                                                                --------         --------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
(IN THOUSANDS)
  Basic                                                           69,276           68,517
  Diluted                                                         69,911           68,547
                                                                --------         --------


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

QLT INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

                                               MARCH 31,           December 31,
(In thousands of United States dollars)             2004                   2003
                                               ---------           ------------
(Unaudited)

ASSETS
CURRENT ASSETS
  Cash and cash equivalents                    $ 269,498              $ 262,408
  Short-term investment securities               239,669                233,022
  Accounts receivable                             39,288                 35,395
  Inventories                                     28,209                 26,808
  Deferred income tax assets                      17,126                 11,801
  Other                                           10,392                 16,150
                                               ---------              ---------
                                                 604,182                585,584
                                               ---------              ---------

PROPERTY AND EQUIPMENT                            46,770                 43,262
OTHER LONG-TERM ASSETS                             5,412                  5,876
                                               ---------              ---------
                                               $ 656,364              $ 634,722
                                               =========              =========

LIABILITIES
CURRENT LIABILITIES
  Accounts payable                             $   8,578              $   8,683
  Other accrued liabilities                        5,415                 13,574
  Deferred revenue                                 4,792                  6,594
                                               ---------              ---------
                                                  18,785                 28,851

LONG-TERM DEBT                                   172,500                172,500
                                               ---------              ---------
                                                 191,285                201,351
                                               ---------              ---------

SHAREHOLDERS' EQUITY
COMMON SHARES                                    407,229                395,627
RETAINED EARNINGS (DEFICIT)                       15,937                (8,084)
ACCUMULATED OTHER COMPREHENSIVE INCOME            41,913                 45,828
                                               ---------              ---------
                                                 465,079                433,371
                                               ---------              ---------
                                               $ 656,364              $ 634,722
                                               =========              =========

As at March 31, 2004, there were 69,501,188 issued and outstanding common shares and 7,232,298 outstanding options to purchase common shares.

                                                                     Page 4 of 6
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QLT INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In accordance with United States generally accepted accounting principles)

                                                                              QUARTER ENDED
                                                                                MARCH 31,
(In thousands of United States Dollars                                    ---------------------
except per share information)                                               2004          2003
                                                                          -------       -------
(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                            24,022        11,539
     Adjustments to reconcile net income to net cash
       by operating activities
          Depreciation                                                        809           726
          Amortization of deferred financing expenses                         239            --
          Unrealized foreign exchange loss                                  2,088           697
          Extraordinary gain                                              (10,393)           --
          Deferred income tax assets                                        6,990         5,518
     Changes in non-cash operating assets and liabilities
          Accounts receivable                                              (3,870)        2,339
          Inventories                                                      (1,646)          664
          Other assets                                                      5,643        (3,951)
          Accounts payable                                                   (647)       (1,368)
          Accrued restructuring charge                                         --        (1,719)
          Other accrued liabilities                                        (7,989)       (3,661)
          Deferred revenue                                                 (1,728)         (510)
                                                                          -------       -------
                                                                           13,518        10,274
                                                                          -------       -------

CASH USED IN INVESTING ACTIVITIES
     Short-term investment securities                                      (9,220)      (20,049)
     Purchase of property and equipment                                    (4,337)       (1,961)
     Purchase of Kinetek Pharmaceuticals Inc., net of cash acquired        (2,316)           --
                                                                          -------       -------
                                                                          (15,873)      (22,010)
                                                                          -------       -------

CASH PROVIDED BY FINANCING ACTIVITIES
     Long-term debt (net)                                                     (71)           --
     Issuance of common shares                                             11,696         1,004
                                                                          -------       -------
                                                                           11,625         1,004
                                                                          -------       -------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS               (2,180)        8,750
                                                                          -------       -------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                        7,090        (1,982)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                            262,408       128,138
                                                                          -------       -------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                  269,498       126,156
                                                                          =======       =======

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

ABOUT QLT

QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies to treat eye diseases, cancer and dermatology-related conditions. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne therapy which is one of the most successfully launched ophthalmology products. For more information, visit our web site at www.qltinc.com

QLT Inc. will hold an analyst and institutional investor conference call to discuss fourth quarter and full year results on Tuesday, April 27 at 8:30 a.m. EST (5:30 a.m. PST). The call will be broadcast live via the Internet at www.qltinc.com. A replay of the call will be available via the Internet and also via telephone at 416-695-5800, access code 3033255.

                                      -30-

QLT CONTACTS:

QLT Inc.:                                     Media Contact:
---------                                     --------------
Vancouver, Canada                             Tamara Hicks
Therese Hayes                                 Telephone: 604-788-5144
Telephone: 604-707-7000  Fax: 604-707-7001

Visudyne(R) is a trade mark of Novartis AG

QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."

Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to anticipated levels of 2004 sales of Visudyne(R), estimates of QLT's 2004 EPS, estimates of QLT's cash and short-term investments in 2004, and those with respect to the Company's intention to set realistic expectations, meet expectations, and maximize top and bottom line growth. These statements are only predictions and actual events or results may differ materially. Factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results expressed or implied by such statements include, but are not limited to: the risk that future sales of Visudyne may be less than expected, our future operating results are uncertain and likely to fluctuate, currency fluctuations in our primary markets may impact our financial results, uncertainty of and timing of pricing and reimbursement may limit the future sales of Visudyne, clinical development programs may not be successful, the outcome of the pending patent and securities litigation against us may be unfavorable and have an adverse impact on our financial results, we are dependent on third-parties to commercialise Visudyne and other factors described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT assumes no obligation to update such information to reflect later events or developments, except as required by law.


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